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                             AMSOUTH BANCORPORATION
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS



I.   Purpose

     The purposes of this Stock Option Plan for Outside Directors are to align the interests of the outside directors of AmSouth Bancorporation (the "Corporation") more closely with the interests of the Corporation's shareholders, to provide such directors with an additional inducement to remain in the service of the Corporation with an increased incentive to work for its long-term success, and to establish an effective element of a reasonable directors' compensation package.


II.  Definitions

     The following terms shall have the meanings indicated below:

     2.1 "Common Stock" shall mean the common stock, par value $1.00 per share, of the Corporation.

     2.2 "Committee" shall mean the Director Affairs Committee of the Corporation or any successor committee that performs similar functions.

     2.3  "Corporation" shall mean AmSouth Bancorporation.

     2.4 "Business Day" shall mean any day on which the market used to determine the Fair Market Value of the Common Stock is open for trading.

     2.5 "Fair Market Value" shall mean the closing price of the Common Stock on the New York Stock Exchange on the relevant date. If on the relevant date the Common Stock is not listed on the New York Stock Exchange, "Fair Market Value" shall mean the closing price of the Common Stock on the relevant date on the principal stock exchange on which the Common Stock is listed. If the Common Stock is not listed on any stock exchange on the relevant date, "Fair Market Value" shall mean the mean between the bid and asked price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on the relevant date.

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     2.6  "Outside Director" shall mean any individual who on the relevant date is a member of the Board of Directors of the Corporation but is not an employee of the Corporation.

     2.7 "Plan" shall mean the AmSouth Bancorporation Stock Option Plan for Outside Directors.

     2.8 "Service Year" shall mean the period beginning on the third Business Day after the Corporation's annual meeting of shareholders at which directors are elected and ending on the day immediately preceding the date of such annual meeting in the immediately following year.

     2.9 "HR Head" shall mean the head of the Human Resources Division of AmSouth Bank.

     2.10 "Option" shall mean an option granted to an Outside Director pursuant to the Plan.

     2.11 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.


III.   Administration

     3.1  Self-Operative Plan.  The Plan is intended to be self-operative to the
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          maximum extent consistent with prudent business practice. Under no circumstances shall any individual or group of individuals exercise discretion with respect to designating the recipient of an Option, the number of shares of Common Stock that are subject to an Option, the date of grant for an Option or the exercise price for an Option.

     3.2  Certain Administrative Duties.  Within the parameters set forth in
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          Section 3.1 hereof, the Committee shall administer the Plan. The
          Committee's actions and interpretations under the Plan shall be final, conclusive and binding, and the Committee shall not be liable for any action taken or decisions made in good faith relating to the Plan or any Option thereunder.

     3.3  Source of Shares.  The shares of Common Stock that may be issued upon
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          the exercise of Options under the Plan shall be authorized and issued shares held in the Corporation's treasury. The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 300,000 shares, subject to adjustment pursuant to Section 7.6 hereof.

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IV.   Grantings of Options

     4.1  Timing. Except for individuals who become Outside Directors during the
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          Service Year (as described in Section 4.3 hereof), Options will be granted once per Service Year on the third Business Day following the Corporation's annual meeting of shareholders at which directors are elected.

     4.2  Recipients. Options will be awarded in equal amounts to all
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          individuals who are Outside Directors on the date of grant.

     4.3  Mid-Service Year Elections.  A director who is elected by the Board of
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          Directors after the start of a Service Year will be granted an Option having terms (including term, exercise dates, and exercise price) identical to the Options granted to Outside Directors at the start of that Service Year, except that the number of shares of Common Stock subject to such Option shall be the number of shares that are subject to each Option granted at the start of such Service Year multiplied by a fraction the numerator of which is the number of days during such Service Year that the recipient of such Option will serve as a director and the denominator of which is the number of days in the Service Year (with fractional shares being rounded upward to the nearest whole share).

     4.4  Stock Option Agreements. The grant of any Option shall be evidenced
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          by a written "Stock Option Agreement" executed by the Corporation and the optionee. The Stock Option Agreement shall contain the number of shares of Common Stock that are subject to the Option evidenced thereby, the other essential terms of the Option determined in accordance with Section V hereof, and other terms that are not inconsistent with the requirements of this Plan.


V.   Terms of Options

     5.1  Terms of Options.  All Options, other than Options granted to an
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          Outside Director upon his or her election during a Service Year, shall have a term of ten years from the date of grant, subject to earlier termination pursuant to Section 5.5 hereof.

     5.2  Exercise of Options. Options shall become exercisable on the last day
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          of the Service Year in which the Options were granted.

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     5.3  Exercise Price. The exercise price for all Options, other than Options
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          granted to an Outside Director upon his or her election during a
          Service Year, shall be the Fair Market Value of the Common Stock on the date the Option is granted.

     5.4  Number of Shares. Subject to the provisions of Section 4.3 regarding
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          Mid-Service Year Elections, each Outside Director will receive an award of Options to purchase 2,500 shares of Common Stock on the first day of each Service Year. The number of shares subject to an Option shall be subject to adjustment in accordance with Section 7.6 hereof.

     5.5  Forfeiture. Options that have not become exercisable on the date the
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          optionee ceases to serve as a director of the Corporation for any reason other than the optionee's death, retirement or disability (as defined in the retirement policy of the Board of Directors of the Corporation) shall be forfeited and terminated immediately upon such termination of service. Upon the death, retirement or disability of a director, any Options that have been awarded but have not yet become exercisable shall become immediately exercisable. Options that have become exercisable shall remain exercisable, and shall no longer be subject to forfeiture, throughout their ten-year terms, regardless of whether the optionee is a director of the Corporation at the time the Option is exercised.


VI.   Exercise of Options

     6.1  Notice of Exercise.  An Option shall be exercised by delivery to the
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          HR Head of a written notice of exercise in the form prescribed by the
          HR Head for use from time to time. Such notice of exercise shall indicate the number of shares as to which the Option is exercised and shall be accompanied by the full exercise price for the Options exercised.

     6.2  Form of Payment. The exercise price may be paid (i) in cash, (ii) in
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          whole or in part, by surrender of shares of Common Stock, which shall be credited against the exercise price at their Fair Market Value on the date the Option is exercised, (iii) by "cashless exercise" in which a third party is authorized to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (iv) by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law.

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VII.   Miscellaneous

     7.1  General Restriction. Each Option under the Plan shall be subject to
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          the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock, any consent or approval of any governmental body, or any other agreement, consent or action is necessary or desirable as a condition of the granting of an Option or issuance of Common Stock in satisfaction thereof, such grant or issuance may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

     7.2  Non-Assignability. No Option under the Plan shall be assignable or
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          transferable by the optionee, except by will or pursuant to applicable laws of descent and distribution. During the life of an optionee, an Option shall be exercisable only by such optionee.

     7.3  Withholding Taxes. Whenever the Corporation issues or transfers shares
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          of Common Stock under the Plan, the Corporation shall have the right to require the optionee to remit to the Corporation an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate for such shares. An optionee may elect to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the total tax to be withheld. The amount to be withheld shall be determined by the HR Head based on applicable laws and regulations. All such elections shall be made in writing and shall be subject to any restrictions or limitations that the HR Head, in his or her sole discretion, deems appropriate.

     7.4  No Right to Continued Service.  Nothing in the Plan or in any
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          agreement entered into pursuant to the Plan shall confer upon any optionee any right to continued service as a director of the Corporation or any subsidiary or affect any right of the Corporation or a subsidiary, acting through their Boards of Directors or otherwise, to terminate or otherwise affect the service of such optionee.

     7.5  No Rights as Shareholders. Holders of Options under the Plan shall
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          have no rights as shareholders of the Corporation resulting therefrom unless and until certificates for shares of Common Stock are registered in their names in satisfaction of a duly exercised Option.

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     7.6  Adjustments. In the event that the outstanding shares of Common Stock
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          of the Corporation are changed in number, class or character by reason of any split-up, change of par value, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation or other corporate change, or shall be changed in value by reason of any spin-off, dividend in partial liquidation or other special distribution, the Committee may make any changes it may deem equitable and appropriate in outstanding Options, the number of Options to be granted to each Outside Director each Service Year and/or in the number of shares of Common Stock reserved for issuance under the Plan. For purposes of this Section 7.6, it is intended that, absent reasons to the contrary, adjustments to Options be consistent with any changes or lack of changes to other options on the Common Stock resulting from the same cause.

     7.7  Amendment or Termination of Plan. The Board of Directors of the
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          Corporation may amend or terminate the Plan as it deems advisable;
          provided, however, no such amendment or termination may impair the rights of an optionee under an Option previously granted, or effect a change to any part of the provisions setting the amount, price and timing of Option grants more often than permitted under Rule 16b-3.

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